Exhibit 99.B(e)(6)

SIXTH AMENDMENT TO

DISTRIBUTION AGREEMENT

This Sixth Amendment (“Amendment”) to the Distribution Agreement (the “Agreement) dated as of July 2, 2012 by and between each of PNC Funds and PNC Advantage Funds (the “Client”) and PNC Funds Distributor, LLC (formerly known as Professional Fund Distributor, LLC) (“Distributor”), is entered into as of February 29, 2016 (the “Effective Date”).

WHEREAS, Client and Distributor desire to amend Exhibit A of the Agreement to reflect an updated list of funds and their respective share classes; and

WHEREAS, Section 16 of the Agreement requires that amendments to the Agreement be made in writing and executed by all parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Distributor and Client hereby agree as follows:

1.              Capitalized terms not otherwise defended herein shall have the meanings set forth in the Agreement.

2.              Exhibit A of the Agreement is hereby amended and restated to reflect the inclusion of the PNC International Growth Fund. Exhibit A as amended is attached hereto.

3.              Except as amended hereby, all of the provisions of the Agreement are restated and in full force and effect to the same extent as if fully set forth herein.

4.              This Amendment shall be governed by and the provisions of this Amendment shall be construed and interpreted under and in accordance with the laws of the State of Delaware.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names on their behalf by their duly authorized officers, as of the Effective Date.

PNC FUNDS		PNC FUNDS DISTRIBUTOR, LLC

By:	/s/ Jennifer E. Spratley	By:	/s/ Jennifer K. DiValerio
Name:	Jennifer E. Spratley	Name:	Jennifer K. DiValerio
Title:	President	Title:	Vice President

EXHIBIT A

FUND NAME	CLASSES
Government Money Market Fund	I, A, Advisor
Money Market Fund	I, A, C
Treasury Money Market Fund	I, A
Advantage Institutional Money Market Fund	I, S, Advisor
Advantage Institutional Treasury Money Market Fund	I, S, Advisor
Intermediate Tax Exempt Bond Fund	I, A, C
Maryland Tax Exempt Bond Fund	I, A, C
Ohio Intermediate Tax Exempt Bond Fund	I, A, C
Tax Exempt Limited Maturity Bond Fund	I, A, C
Tax Exempt Money Market Fund	I, A, Advisor
Bond Fund	I, A, C
Government Mortgage Fund	I, A, C
High Yield Bond Fund	I, A
Intermediate Bond Fund	I, A, C
Limited Maturity Bond Fund	I, A, C
Total Return Advantage Fund	I, A, C
Ultra Short Bond Fund	I, A
Balanced Allocation Fund	I, A, C, T
International Equity Fund	I, A, C
International Growth Fund	I, A, R
Large Cap Core Fund	I, A, C
Large Cap Growth Fund	I, A, C
Large Cap Value Fund	I, A, C
Mid Cap Fund	I, A, C

Multi-Factor Small Cap Core Fund	I, A
Multi-Factor Small Cap Growth Fund	I, A, C
Multi-Factor Small Cap Value Fund	I, A, C
S&P 500 Index Fund	I, A, C, R4, R5
Mid Cap Index Fund	I, R4, R5
Small Cap Index Fund	I, R4, R5
Small Cap Fund	I, A, C
Target 2020 Fund	I, R, T
Target 2030 Fund	I, R, T
Target 2040 Fund	I, R, T
Target 2050 Fund	I, R, T
Retirement Income Fund	I, R, T